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                               OFFER TO EXCHANGE

                   14.5% SENIOR EXCHANGEABLE PREFERRED STOCK
                      DUE 2008, $0.01 PAR VALUE PER SHARE
                        WHICH HAS BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                          FOR ANY AND ALL OUTSTANDING
                   14.5% SENIOR EXCHANGEABLE PREFERRED STOCK
                      DUE 2008, $0.01 PAR VALUE PER SHARE

                                       OF

                         BRAND SCAFFOLD SERVICES, INC.


To Registered Holders and The Depository
   Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Brand Scaffold Services, Inc., a Delaware corporation (the "COMPANY"), to exchange its 14.5% Senior Exchangeable Preferred Stock due 2008, $0.01 par value per share (the "NEW PREFERRED STOCK"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a like number of shares of its issued and outstanding shares of 14.5% Senior Exchangeable Preferred Stock due 2008, $0.01 par value per share (the "OLD PREFERRED STOCK") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated _________, 1998, and the related Letter of Transmittal (which together constitute the "EXCHANGE OFFER").

         Enclosed herewith are copies of the following documents:

1.       Prospectus dated ____________, 1998;

2.       Letter of Transmittal;

3.       Notice of Guaranteed Delivery;

4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

5. Letter which may be sent to your clients for whose account you hold shares of Old Preferred Stock in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, UNLESS EXTENDED.


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         The Exchange Offer is not conditioned upon any minimum number of shares of Old Preferred Stock being tendered.

         Pursuant to the Letter of Transmittal, each holder of shares of Old Preferred Stock will represent to the Company that (i) the shares of New Preferred Stock acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such shares of New Preferred Stock, whether or not such person is such holder, (ii) neither the holder of the shares of Old Preferred Stock nor any such other person has an arrangement or understanding with any person to participate in the distribution of such shares of New Preferred Stock, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive shares of New Preferred Stock for its own account in exchange for shares of Old Preferred Stock, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the shares of New Preferred Stock and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive shares of New Preferred Stock for its own account in exchange for shares of Old Preferred Stock, you will represent on behalf of such broker-dealer that the shares of Old Preferred Stock to be exchanged for the shares of New Preferred Stock were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such shares of New Preferred Stock. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such shares of New Preferred Stock, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the shares of Old Preferred Stock for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of shares of Old Preferred Stock pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of shares of Old Preferred Stock to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.


                                            Very truly yours,


                                            U.S. TRUST COMPANY OF TEXAS, N.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BRAND SCAFFOLD SERVICES, INC. OR U.S. TRUST COMPANY OF TEXAS, N.A. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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